Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InfoSearch Media, Inc. (the "Registrant") of our report dated March 11, 2005, with respect to the financial statements of the Registrant included in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 23, 2006.

/s/ Sherb & Co., LLP
New York, New York
June 2, 2006